UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2013

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On February 20, 2013, Office Depot, Inc. (the “Company”), together with its wholly owned direct subsidiaries Dogwood Merger Sub Inc. (“Merger Sub”) and Dogwood Merger Sub LLC, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OfficeMax Incorporated (“OfficeMax”) and its subsidiaries Mapleby Holdings Merger Corporation and Mapleby Merger Corporation, pursuant to which, subject to the terms and conditions of the Merger Agreement, OfficeMax will become a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger, each former share of OfficeMax common stock, par value $2.50 per share, issued and outstanding immediately prior to the effective time of the Merger (excluding any shares of OfficeMax common stock held by the Company, Merger Sub or in the treasury of OfficeMax) will be converted into the right to receive 2.69 shares of Company common stock (the “Exchange Ratio”), together with cash in lieu of fractional shares. The Exchange Ratio is fixed and will not be adjusted for changes in the market value of Company common stock or OfficeMax common stock.

In connection with the Merger, each outstanding OfficeMax stock option will be converted into an option to purchase, on the same terms and conditions as the OfficeMax stock option, a number of shares of Company common stock that is equal to the number of shares of OfficeMax common stock subject to the OfficeMax stock option multiplied by the Exchange Ratio, at an exercise price per share of Company common stock equal to the exercise price per share of OfficeMax common stock subject to the OfficeMax stock option divided by the Exchange Ratio. Each other stock-based award granted by OfficeMax will be converted into an award, on the same terms and conditions as the OfficeMax stock-based award, with respect to a number of shares of Company common stock that is equal to the number of shares of OfficeMax common stock underlying such OfficeMax stock-based award multiplied by the Exchange Ratio.

The Merger Agreement provides that, at the effective time of the Merger, the then-current chief executive officers of the Company and OfficeMax will be appointed as co-chief executive officers of the combined company, unless and until a successor has been appointed as the sole chief executive officer of the combined company (the “Successor CEO”). As soon as practicable following the date of the Merger Agreement, the Company and OfficeMax will establish a selection committee consisting of an equal number of independent directors of the Company and OfficeMax to identify Successor CEO candidates. The selection committee will also consider the then-current chief executive officers the Company and OfficeMax as Successor CEO candidates. The Successor CEO will be elected by a majority vote of the board of directors of the combined company (or, if the Successor CEO is elected prior to completion of the Merger, such action will require the consent of the Company and OfficeMax), except that the appointment of one of the then-current chief executive officers of the Company or OfficeMax will require the vote of at least two-thirds of the independent directors of the combined company (or, if the Successor CEO is elected prior to completion of the Merger, such action will require the consent of the Company and OfficeMax, as authorized by the vote of at least two-thirds of the independent directors of each company).

Unless and until the Successor CEO has been appointed, the board of directors of the combined company will be comprised of twelve members, with five independent directors designated by the Company, five independent directors designated by OfficeMax and the co-chief executive officers. Upon the appointment of the Successor CEO, the board of directors of the combined company will be comprised of eleven members, with the ten independent director designees of the Company and OfficeMax and the Successor CEO. If the Successor CEO is, however, the then-current chief executive officer of the Company or OfficeMax, the party whose chief executive officer has not been appointed as Successor CEO will have the right to designate one additional independent director, and the board of directors of the combined company will be comprised of twelve members. At the effective time of the Merger, the Company will adopt amended bylaws that provide for equal board representation for a period of four years as well as rotation of the selection of the chairman of the board of directors during that period. Following completion of the Merger, the combined company will have dual headquarters in Boca Raton, Florida and Naperville, Illinois and the business of the Company and the business of OfficeMax will continue to operate under their existing names, until the board of directors approves new headquarters and a new name of the combined businesses of the Company and OfficeMax.

The respective boards of directors of the Company and OfficeMax have approved the Merger Agreement, and the board of directors of OfficeMax has agreed to recommend that OfficeMax’s stockholders adopt the Merger Agreement. In addition, the Company has agreed to recommend that the Company’s stockholders approve the issuance of Company common stock in the Merger as required pursuant to the listing standards of the New York Stock Exchange.

The Merger Agreement contains various representations, warranties and covenants of the Company and OfficeMax, including, among others, covenants to conduct their respective businesses in the ordinary course and not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Merger. The Company and OfficeMax have also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction.

Completion of the Merger is subject to various conditions, including, among others: (i) requisite approval of the holders of the Company and OfficeMax common stock, (ii) expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Canadian Competition Act and the Mexican Federal Law on Economic Competition, (iii) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger, (iv) effectiveness of the Form S-4 registration statement relating to the Company common stock to be issued in the Merger and listing of the Company common stock to be issued in the Merger on the New York Stock Exchange. In addition, the Company’s and OfficeMax’s obligation to complete the Merger is subject to certain other conditions, including (x) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (y) compliance of the other party with its covenants in all material respects and (z) the delivery of opinions from counsel to the Company and counsel to OfficeMax to the effect that the transactions contemplated by the Merger Agreement will qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. OfficeMax’s obligation to complete the Merger is also subject to the completion of the transactions described below under “Voting Agreement and Termination Agreement.”

The Merger Agreement contains certain termination rights for both the Company and OfficeMax, including if the Merger is not completed on or before December 31, 2013 (which date will be automatically extended to April 30, 2014 if certain closing conditions related to antitrust approvals have not been satisfied) and if the approval of the stockholders of either the Company or OfficeMax is not obtained. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement by the Company or OfficeMax as a result of an adverse change of recommendation of the other party’s board of directors, the Company may be required to pay OfficeMax, or OfficeMax may be required to pay the Company, a termination fee of $30 million.

The foregoing summary of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the foregoing summary of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, OfficeMax or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, OfficeMax or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company or OfficeMax.

Voting Agreement and Termination Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Voting Agreement (the “Voting Agreement”) with OfficeMax and BC Partners, Inc. and the other investors party thereto (collectively, “BC Partners”), pursuant to which BC Partners agreed, among other matters, to vote all of their shares of the Company’s 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), together with any other voting securities of the Company acquired by BC Partners after February 20, 2013, in favor of the issuance of Company common stock pursuant to the Merger Agreement and the other actions contemplated by the Merger Agreement and against any alternative transaction proposal with respect to the Company. These obligations will be suspended if the Company’s board of directors effects a change of recommendation with respect to the Merger, including by withdrawing its recommendation to the Company’s stockholders to approve the issuance of Company common stock pursuant to the Merger Agreement, approving or recommending, or publicly proposing to approve, an alternative transaction proposal with respect to the Company or failing to recommend against the acceptance of a tender or exchange offer for any of the Company’s capital stock by the Company’s stockholders. As of February 20, 2013, BC Partners held 274,596 shares of the Series A Preferred Stock and 75,404 shares of the Series B Preferred Stock, representing together, on an as-converted basis, approximately 22% of the voting power of the Company.

Under the Voting Agreement, the parties also agreed that, effective as of immediately following the receipt of (i) the requisite Company stockholder approval in connection with the Merger and (ii) the consent of the lenders under the Company’s amended and restated credit agreement, dated May 25, 2011 (the “Amended Credit Agreement”), 50 per cent of the Preferred Stock then held by BC Partners will be redeemed for cash by the Company at the redemption price applicable to the Preferred Stock. In addition, upon satisfaction or waiver of the closing conditions under the Merger Agreement and following receipt by the Company of the consent of the lenders under the Amended Credit Agreement, all remaining shares of the Preferred Stock then held by BC Partners will, effective as of immediately prior to completion of the Merger, be redeemed for cash by the Company at the redemption price applicable to the Preferred Stock.

At any time following receipt of the requisite Company stockholder approval in connection with the Merger and prior to such redemption, BC Partners may not convert their Preferred Stock into Company common stock if such conversion would result in the ownership by BC Partners of 5% or more of the undiluted Company common stock expected to be outstanding immediately following completion of the Merger (the “Ownership Cap”), unless BC Partners have a good faith intention to sell an amount of Company common stock such that their aggregate ownership of Company common stock immediately following completion of the Merger will be less than the Ownership Cap (such amount of Company common stock equal to, or in excess of, the Ownership Cap, the “Excess Amount”) and have entered into sale agreements or made other arrangements with respect to such sale. If BC Partners are not able to sell the Excess Amount prior to completion of the Merger, the Company will, upon receipt of the required lender consent under the Amended Credit Agreement, repurchase from BC Partners, and BC Partners will be required to sell to the Company, at a price per share of Company common stock reported at the close of the New York Stock Exchange on the trading date immediately prior to the date of completion of the Merger, a number of shares of Company common stock equal to the Excess Amount.

The completion of the Merger is conditioned upon the completion of the transactions contemplated by the Voting Agreement. As a result, if the Preferred Stock is not redeemed or any Excess Amount of Company common stock is not repurchased as provided for in the Voting Agreement, the Merger may not be completed. The Company has agreed to use its reasonable best efforts to obtain any consent or waiver required under the Amended Credit Agreement in connection with the Voting Agreement no later than March 6, 2013.

In the Voting Agreement, BC Partners also agreed that (i) any designee of BC Partners to the Company’s board of directors need not be an employee of BC Partners and (ii) none of the members of the Company’s board of directors designated by BC Partners will be members of the selection committee or participate in the election of the Successor CEO.

In addition, BC Partners agreed to restrictions regarding their ability to transfer or convert any shares of Preferred Stock during the period prior to the requisite Company stockholder approval in connection with the transactions contemplated by the Merger Agreement, as well as certain restrictions regarding their ability to transfer any of the Company’s capital stock held by them during the period following such stockholder approval and the effective time of the Merger. BC Partners will also be bound by certain standstill provisions for the two-year period following completion of the Merger.

The Voting Agreement will terminate upon the earliest to occur of (i) the completion of the Merger, (ii) certain amendments to the Merger Agreement or waivers by the Company under the Merger Agreement that adversely affect BC Partners without BC Partners’ consent, including any amendment or waiver that increases the Exchange Ratio or otherwise provides additional consideration to OfficeMax’s stockholders in exchange for their shares of OfficeMax common stock and (iii) the termination of the Merger Agreement in accordance with its terms.

In connection with the Voting Agreement, the Company and BC Partners, Inc. also entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Investor Rights Agreement, dated June 23, 2009, between the Company and BC Partners and the related management rights letter will automatically terminate effective as of the effective time of the Merger.

The foregoing summaries of the Voting Agreement and the Termination Agreement are not complete descriptions of all of the parties’ rights and obligations under the Voting Agreement and the Termination Agreement, respectively, and are qualified in their entirety by reference to the Voting Agreement and the Termination Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

Exhibit 10.1	Voting Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., OfficeMax Incorporated, BC Partners, Inc. and the other investors party thereto.

Exhibit 10.2	Termination Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., BC Partners, Inc. and the other investors party thereto.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Company’s proposed merger with OfficeMax Incorporated or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company will file with the SEC a registration statement on Form S-4 that will include the Joint Proxy Statement of Office Depot and OfficeMax Incorporated (“OfficeMax”) that also constitutes a prospectus of Office Depot. Office Depot and OfficeMax plan to mail the Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Office Depot and OfficeMax through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-3657, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800.

PARTICIPANTS IN THE SOLICITATION

The Company and OfficeMax and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company and OfficeMax in respect of the transaction described the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of the Company and OfficeMax in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012 and its Proxy Statement on Schedule 14A, dated March 15, 2012, which are filed with the SEC. Information regarding OfficeMax’s directors and executive officers is contained in OfficeMax’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 20, 2012, which are filed with the SEC.

THE COMPANY SAFE HARBOR STATEMENT

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company, the merger and other transactions contemplated by the merger agreement, the Company’s long-term credit rating and its revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to the Company, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that the Company will not realize estimated cost savings and synergies; the Company’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from the Company; competitive pressures on the Company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. The Company does not assume any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: February 22, 2013	By:	/s/ ELISA D. GARCIA C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (the Company hererby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

Exhibit 10.1	Voting Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., OfficeMax Incorporated, BC Partners, Inc. and the other investors party thereto.

Exhibit 10.2	Termination Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., BC Partners, Inc. and the other investors party thereto.